Exhibit 99.1

Marvel will host a webcast today for all investors at 9:00 a.m. ET available at: www.Marvel.com/webcasts or www.earnings.com
MARVEL REPORTS Q3 EPS OF $0.64 REFLECTING
CONTRIBUTION FROM FILM PRODUCTION ACTIVITIES
Marvel Raises 2008 Financial Guidance to Reflect Earlier-than-Expected
Iron Man Box Office and DVD Revenue and Initiates 2009 Financial Guidance
New York, New York — November 4, 2008 — Marvel Entertainment, Inc. (NYSE: MVL), a global character-based entertainment and licensing company, today reported operating results for its third quarter and nine months ended September 30, 2008. Marvel also today raised its 2008 financial guidance for net sales, net income and diluted EPS and initiated financial guidance for 2009.
For Q3 2008, Marvel reported net sales of $182.5 million and net income of $50.6 million, or $0.64 per diluted share, compared to net sales of $123.6 million and net income of $36.3 million, or $0.45 per diluted share, in Q3 2007. The year-over-year improvement reflects an earlier-than-expected recognition of approximately $60 million in film revenues associated with the box office performance of Marvel’s Iron Man feature film.
Marvel Entertainment, Inc.
Segment Net Sales and Operating Income (Unaudited)
(in millions)

		Three Months		Nine Months
		Ended September 30,		Ended September 30,
		2008	2007	2008	2007
Licensing:	Net Sales (1)	$58.1	$82.2	$237.5	$267.5
	Operating Income (1)	42.5	59.0	205.4	208.0
Publishing:	Net Sales	34.0	34.9	92.3	95.4
	Operating Income	12.7	15.0	34.3	41.3
Film Production:	Net Sales	90.2	—	119.1	—
	Operating Income (Loss)	40.4	(1.2)	40.6	(4.5)
All Other:	Net Sales (1)	0.2	6.5	3.0	13.6
	Operating (Loss) (1)	(7.4)	(7.1)	(19.4)	(22.0)
TOTAL NET SALES		$182.5	$123.6	$451.9	$376.5
TOTAL OPERATING INCOME		$88.2	$65.7	$260.9	$222.8

(1)	Effective January 1, 2008, revenue and operating income from Marvel’s licensee, Hasbro, previously reported in the Toy segment is now recorded within the Licensing segment. Marvel’s in-licensed toy lines are now aggregated with corporate overhead in “All Other,” reflecting Marvel’s exit from the toy business during early 2008. Segment information for the year-ago periods has been reclassified accordingly.
Marvel’s Chairman, Morton Handel, commented, “In addition to achieving continued strength in our operating results during the third quarter, we made fundamental changes in our film facility and our film distribution agreement which enable us to improve the distribution terms of our coming Marvel film slate releases. The enhancements to our film slate structure reflect our long-term confidence in our self-produced feature films, while also maintaining discipline in limiting financial risk.
“We’re very pleased with the success that we’ve achieved thus far in 2008 and that we anticipate for the remainder of the year. Reflecting our financial strength, for the first nine months of 2008 Marvel has generated cash flow from operating activities of $172 million, and we remain optimistic regarding our long-term prospects across all of our businesses. However, we anticipate only a modest performance

Marvel Entertainment Q3 2008 Results, 11/4/08	page 2 of 9
in 2009 for revenues and net income. The 2009 decline reflects an expected substantial reduction in Spider-Man L.P. revenue, the absence of any new Marvel Studios feature film releases during the year and a related decrease in licensing activity, as well as the expectation that the economic environment may affect the performance of retailers and licensees. Additionally, the increase announced today in our financial guidance for 2008 as a result of earlier-than-expected revenue from Iron Man box office and DVD sales causes an offset in our expected 2009 revenue. Looking ahead to 2010 and 2011, we expect to return to releasing two tent-pole summer movies per year with their related licensing and marketing programs to drive our company-wide performance.
“While Marvel’s core licensing business continues to grow, global visibility and consumer demand created by tent-pole feature films based on our characters, as well as the timing of related revenues, creates variability in our year over year operating income. As an organization, we take a multi-year view in managing our business. We believe such a perspective is both prudent and beneficial for our shareholders.”
Third Quarter Segment Review:
•	As anticipated, Licensing Segment net sales declined to $58.1 million in Q3 2008 compared to $82.2 million in Q3 2007, principally reflecting decreases from Spider-Man L.P., Marvel’s Spider-Man feature film merchandising joint venture, and $16.8 million in the 2007 period from unusually high audit settlements that were recorded predominately in Studio Licensing. The decline in Spider-Man L.P. revenues reflects the time that has passed since the May 2007 release of Spider-Man 3. Q3 2008 benefited from licensing activity related to the Iron Man and The Incredible Hulk feature film franchises. Operating income in the Licensing segment declined to $42.5 million in Q3 2008 from $59.0 million in Q3 2007. Licensing segment operating margin for Q3 2008 and Q3 2007 was 73% and 72%, respectively.
Marvel Entertainment, Inc.
Licensing Sales by Division (Unaudited) (1)
(in millions)

	Three Months Ended		Nine Months Ended
	9/30/08	9/30/07	9/30/08	9/30/07
Domestic Consumer Products (2)	$24.8	$21.8	$97.8	$87.1
International Consumer Products	$22.0	$19.4	$67.0	$57.3
Spider-Man L.P. (Domestic and International)	$8.1	$24.2	$50.9	$99.3
Studio Licensing	$3.2	$16.8	$21.8	$23.8
Total Licensing Segment	$58.1	$82.2	$237.5	$267.5

(1)	Effective January 1, 2008, income from Marvel’s toy licensee, Hasbro, Inc., is reflected within Marvel’s Licensing segment in Domestic and International Consumer Products. The year-ago periods have been reclassified to reflect this treatment.

(2)	Domestic Consumer Products includes substantially all of Marvel’s global interactive licensing business.
•	Marvel’s Publishing Segment net sales declined 3% to $34.0 million in Q3 2008 reflecting lower net sales of trade paperbacks and high-margin custom publishing, partially offset by increases in sales of traditional comics. Q3 2008 operating income declined 15% to $12.7 million as operating margin declined to 37% compared to 43% in Q3 2007. The decreases in operating income and margin principally reflect investments being made in Marvel’s digital media initiatives, as well as the impact of higher costs for talent and paper and lower custom publishing revenues.

•	Marvel’s Film Production segment recorded sales of $90.2 million in Q3 2008, reflecting theatrical box office revenues from Iron Man, Marvel’s producer fee to date for Iron Man and The Incredible Hulk, and the DVD component of the foreign pre-sale for Iron Man, which was released on DVD on September 30, 2008. Against these revenues, Marvel amortized capitalized film production expenses of $45.2 million (based on Marvel’s estimate of each film’s expected “ultimate” performance), contributing a gross profit of $45.0 million. Q3 2008 Film Production segment operating income of $40.4 million is net of segment SG&A. These results compared to no film production revenue and an operating loss of $1.2 million in Q3 2007, primarily reflecting non-capitalized film-production expenses.

Marvel Entertainment Q3 2008 Results, 11/4/08	page 3 of 9
•	Under the category All Other, Marvel had operating losses of $7.4 million and $7.1 million in the Q3 2008 and Q3 2007 periods, respectively. All Other in Q3 2008 and Q3 2007, respectively, included $0.2 million and $6.5 million in revenue, and $0.3 million and $0.1 million in operating income, related to the wind-down of Marvel’s former toy operations, as well as corporate overhead of $7.6 million and $7.1 million, respectively.
Balance Sheet and Cash Use Update:
Marvel experienced strong cash collections in Q3 2008, principally related to cash-basis international licensing activity. As of September 30, 2008, Marvel had cash and equivalents of $145.4 million (including $19.6 million in restricted cash) with no outstanding borrowings under its $100 million line of credit with HSBC Bank. During the third quarter Marvel repurchased, at approximately face value, $13.3 million of Mezzanine notes under its film slate facility. The purchases represented the outstanding balance of these notes, which bear interest at LIBOR plus 7%. Marvel’s repurchase of the entire Mezzanine tranche, the highest-cost piece of the film slate facility, significantly reduces its future net interest expense on the film slate facility.
Collection of film production revenues of approximately $60 million and the repurchase of our remaining outstanding mezzanine debt served to reduce aggregate outstanding borrowings under Marvel’s film facilities from $262 million at June 30, 2008 to $182 million at September 30, 2008.
Marvel Studios Entertainment Pipeline
(scheduled release dates are subject to change)
Feature Film Projects Developed by Marvel — Recently Released or Scheduled for Release

Title	Studio	Status
Iron Man	Marvel	Released May 2, 2008
The Incredible Hulk	Marvel	Released June 13, 2008
Iron Man 2	Marvel	Scheduled for May 7, 2010 release
Thor	Marvel	Scheduled for July 16, 2010 release
The First Avenger: Captain America	Marvel	Scheduled for May 6, 2011 release
The Avengers	Marvel	Scheduled for July 15, 2011 release

Licensed Feature Film Line-Up

Studio/
Title	Distributor	Status
Punisher: War Zone	Lionsgate	Scheduled for December 5, 2008 release
X-Men Origins: Wolverine	Fox	Scheduled for May 1, 2009 release
Animated TV Series Developed and Financed by Marvel

Title	Studio	Status
Super Hero Squad	Marvel Animation	26, 30-minute episodes in production with Film Roman; scheduled for Q3 2009 release
The Avengers: Earth’s Mightiest Heroes	Marvel Animation	26, 30-minute episodes in production with Film Roman; scheduled for Q3 2011 release

Marvel Entertainment Q3 2008 Results, 11/4/08	page 4 of 9
Licensed Animated TV Series

Title	Studio	Status
Fantastic Four: World’s Greatest Heroes	Moonscoop SAS (France)	26, 30-minute episodes airing internationally and on Marvel.com and Marvelkids.com
Spectacular Spider-Man	Culver Studios (U.S.)	Currently airing on CW4Kids in the U.S. and various networks internationally
Wolverine and the X-Men	Marvel Animation /First Serve Toonz (India)	52, 30-minute episodes. Episodes 1-26 are on air internationally and are scheduled for Q1 2009 release in the U.S. on Nicktoons. Episodes 27-52 are currently in pre-production
Black Panther	Marvel Animation / BET	8, 30-minute episodes in production; scheduled for Q2 2009 release on BET
Iron Man: Armored Adventures	Marvel Animation /Method Films (France)	26, 30-minute episodes in production; scheduled for Q2 2009 release in the U.S. on Nicktoons and various networks internationally
Animated Direct-to-DVD Projects

Title	Studio	Status
Next Avengers: Heroes of Tomorrow	Lionsgate	Released September 2, 2008
Hulk Vs.	Lionsgate	Scheduled for January 13, 2009 release
Thor: Son of Asgard	Lionsgate	Scheduled for September 2009 release
Broadway Stage Project

Title	Producers	Status
Spider-Man, the Musical, Julie Taymor director; music & lyrics by U2’s Bono and The Edge	Hello Entertainment/David Garfinkle, Martin McCallum, Marvel Entertainment, SONY Pictures Entertainment	In development
Financial Guidance:
Marvel has raised its 2008 financial guidance to reflect the Q3 recognition and expected Q4 recognition of substantial box office and DVD revenues from Marvel’s Iron Man feature film, as well as modestly improved expectations for its licensing business. Iron Man box office and DVD revenues had previously been anticipated primarily in 2009. Including the $90 million in Film Production segment revenues recorded in Q3 2008, Marvel now anticipates total 2008 Film Production segment revenues of approximately $245 – $275 million, compared to its August 5, 2008 estimate of $65 – $80 million, which was updated on September 29th to an estimate of $125 – $140 million.
Marvel has also initiated financial guidance for 2009 which reflects the previously mentioned shift of a substantial portion of Iron Man box office and DVD revenue out of 2009 into 2008, as well as an anticipated substantial decline in Licensing segment revenue. Specifically, Marvel anticipates an approximately $45 million decline in licensing revenue related to Spider-Man L.P. in 2009 versus 2008 and lower domestic and international licensing revenue as Marvel will not have any of its own film slate releases during the year. Further, 2008 licensing operating results reflect a gain of approximately $20 million related to interactive settlements which will not recur in 2009. The low end of Marvel’s 2009 financial guidance reflects a discount of 10-15% related to the potential effect of an economic recession on Marvel’s business.

Marvel Entertainment Q3 2008 Results, 11/4/08	page 5 of 9
Marvel Entertainment — Financial Guidance
(in millions, except per-share amounts)

	Updated 2008	Initial 2009	Previous 2008
	Guidance	Guidance	Guidance (1)
Net sales	$640 — $670	$415 — $460	$450 — $480
Net income	$195 — $210	$80 — $105	$122 — $138
Diluted EPS	$2.45 — $2.65	$1.00 — $1.35	$1.55 — $1.75

(1)	As provided on August 5, 2008.

Primary Assumptions for Full-Year 2009 Financial Guidance:
•	Marvel’s Licensing segment is expected to contribute net sales of approximately $170 million – $200 million in 2009 and to generate an operating margin of approximately 70 – 74%. Marvel expects full-year 2009 Licensing segment net sales will have approximately the following mix:
•	50% from Domestic Consumer Products

•	40% from International Consumer Products

•	7% from Marvel Studios (excludes revenues related to Marvel’s self-produced feature films)

•	3% from Spider-Man L.P.
•	Marvel’s Film Production segment is expected to contribute revenues of approximately $120 million – $130 million in 2009 and to generate an operating margin of approximately 12% – 18%.

•	Marvel’s Publishing segment is expected to contribute net sales of approximately $125 million – $130 million in 2009, with an operating margin of approximately 34% – 37%, reflecting approximately $6 million in ongoing investments in digital media initiatives.

•	The “All Other” category principally reflects corporate overhead, which is expected to approximate $29 million in 2009 compared to an estimated $30 million in 2008.

•	Marvel anticipates an effective tax rate of 39.8% in 2009.

•	Marvel’s guidance is based on 79.2 million diluted shares for 2009 and does not reflect any future share repurchase activity.
Marvel cautions investors that variations in the timing of licenses and entertainment events, the timing of their revenue recognition, and their level of success result in variations and uncertainty in forecasting Marvel’s financial results. These factors could have a material impact on year-over-year annual and sequential quarterly results comparisons as well as on Marvel’s ability to achieve its financial guidance.
About Marvel Entertainment, Inc.
Marvel Entertainment, Inc. is one of the world’s most prominent character-based entertainment companies, built on a proven library of over 5,000 characters featured in a variety of media over seventy years. Marvel utilizes its character franchises in licensing, entertainment (via Marvel Studios and Marvel Animation) and publishing (via Marvel Comics). Marvel’s strategy is to leverage its franchises in a growing array of opportunities around the world, including feature films, consumer products, toys, video games, animated television, direct-to-DVD and online. For more information visit www.marvel.com.
Except for any historical information that they contain, the statements in this news release regarding Marvel’s plans are forward-looking statements that are subject to certain risks and uncertainties, including a decrease in the level of media exposure or popularity of Marvel’s characters, financial difficulties of Marvel’s licensees, changing consumer preferences, delays and cancellations of movies and television productions based on Marvel characters, and concentration of Marvel’s toy licensing with one licensee.

Marvel Entertainment Q3 2008 Results, 11/4/08	page 6 of 9
In addition, the following factors, among others, could cause the financial performance of Marvel’s film production operations to differ materially from that expressed in any forward-looking statements: (i) Marvel Studios’ potential inability to attract and retain creative talent, (ii) the potential lack of popularity of Marvel’s films, (iii) the expense associated with producing films, (iv) union activity or other events which could interrupt film production, including strikes by Hollywood writers, directors and actors, (v) changes or disruptions in the way films are distributed, including a decline in the DVD market, (vi) piracy of films and related products, (vii) Marvel Studios’ dependence on a single distributor for its self-produced films, (viii) that Marvel will depend on its film distributors for the implementation of internal controls related to the accounting of film-production activities, (ix) Marvel’s potential inability to meet the conditions necessary for an initial funding of a film under Marvel’s $525 million film slate facility, (x) Marvel’s potential inability to obtain financing to make more than four films if certain tests related to the economic performance of the film slate are not satisfied (specifically, an interim asset test and a foreign pre-sales test) and (xi) fluctuations in reported income or loss related to the accounting of film-production activities.
These and other risks and uncertainties are described in Marvel’s filings with the Securities and Exchange Commission, including Marvel’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Marvel assumes no obligation to publicly update or revise any forward-looking statements.

For further information contact:
Matt Finick — SVP Corporate Development	David Collins, Richard Land
Marvel Entertainment, Inc.	Jaffoni & Collins
310/550-3132	212/835-8500
mfinick@marvel.com	mvl@jcir.com

Marvel Entertainment Q3 2008 Results, 11/4/08	page 7 of 9
MARVEL ENTERTAINMENT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
AND COMPREHENSIVE INCOME
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
	(in thousands, except per share amounts)
Net sales	$182,499	$123,642	$451,925	$376,519

Costs and expenses:
Cost of revenues (excluding depreciation expense)	60,351	17,527	108,175	46,911
Selling, general and administrative	35,596	39,501	104,175	104,630
Depreciation and amortization	401	1,438	1,164	4,669

Total costs and expenses	96,348	58,466	213,514	156,210
Other income, net	2,051	533	22,481	2,493

Operating income	88,202	65,709	260,892	222,802
Interest expense	5,656	3,721	14,228	9,822
Interest income	870	633	2,812	1,979
Gain (loss) on repurchase of debt	(417)	—	1,916	—

Income before income tax expense and minority interest	82,999	62,621	251,392	214,959
Income tax expense	30,239	21,067	94,423	79,590
Minority interest in consolidated joint venture	2,134	5,286	14,441	23,172

Net income	$50,626	$36,268	$142,528	$112,197

Basic and diluted net income per share:
Weighted average shares outstanding:
Weighted average shares for basic earnings per share	78,403	77,691	77,946	80,917
Effect of dilutive stock options and restricted stock	514	2,830	652	2,902

Weighted average shares for diluted earnings per share	78,917	80,521	78,598	83,819

Net income per share:
Basic	$0.65	$0.47	$1.83	$1.39

Diluted	$0.64	$0.45	$1.81	$1.34

Comprehensive income:
Net income	$50,626	$36,268	$142,528	$112,197
Other comprehensive income (loss)	(1,329)	163	(1,120)	(780)

Comprehensive income	$49,297	$36,431	$141,408	$111,417

Marvel Entertainment Q3 2008 Results, 11/4/08	page 8 of 9
MARVEL ENTERTAINMENT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

	September 30,	December 31,
	2008	2007
	(in thousands, except share data)
ASSETS
Current assets:
Cash and cash equivalents	$125,805	$30,153
Restricted cash	19,566	20,836
Short-term investments	—	21,016
Accounts receivable, net	28,143	28,679
Inventories	11,499	10,647
Income tax receivable	—	10,882
Deferred income taxes, net	34,386	21,256
Prepaid expenses and other current assets	5,047	4,245

Total current assets	224,446	147,714

Fixed assets, net	1,884	2,612
Film inventory, net	246,389	264,817
Goodwill	346,152	346,152
Accounts receivable, non—current portion	1,321	1,300
Income tax receivable, non—current portion	5,906	4,998
Deferred income taxes, net	37,591	37,116
Deferred financing costs	7,055	11,400
Advances to joint venture partner	542	—
Other assets	4,848	1,249

Total assets	$876,134	$817,358

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,917	$3,054
Accrued royalties	74,324	84,694
Accrued expenses and other current liabilities	38,510	37,012
Deferred revenue	70,063	88,617
Film facilities	158,700	42,264
Income tax payable	24,510	—
Minority interest to be distributed	—	556

Total current liabilities	368,024	256,197
Accrued royalties, non-current portion	9,973	10,273
Deferred revenue, non-current portion	66,205	58,166
Film facilities, non-current portion	23,601	246,862
Income tax payable, non-current portion	66,917	54,066
Other liabilities	8,488	10,291

Total liabilities	543,208	635,855

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $.01 par value, 100,000,000 shares authorized, none issued	—	—
Common stock, $.01 par value, 250,000,000 shares authorized, 134,376,983 issued and 78,408,306 outstanding in 2008 and 133,179,310 issued and 77,624,842 outstanding in 2007	1,344	1,333
Additional paid-in capital	748,764	728,815
Retained earnings	492,118	349,590
Accumulated other comprehensive loss	(4,515)	(3,395)

Total stockholders’ equity before treasury stock	1,237,711	1,076,343
Treasury stock, at cost, 55,968,677 shares in 2008 and 55,554,468 shares in 2007	(904,785)	(894,840)

Total stockholders’ equity	332,926	181,503

Total liabilities and stockholders’ equity	$876,134	$817,358

Marvel Entertainment Q3 2008 Results, 11/4/08	page 9 of 9
MARVEL ENTERTAINMENT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Nine Months Ended
	September 30,
	2008	2007
	(in thousands)
Cash flows from operating activities:
Net income	$142,528	$112,197
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,164	4,669
Amortization of film inventory	65,599	—
Gain on repurchase of debt	(1,916)	—
Amortization of deferred financing costs	3,736	3,735
Unrealized gain on interest rate cap and foreign currency forward contracts	(253)	(713)
Non-cash charge for stock-based compensation	4,743	6,297
Excess tax benefit from stock-based compensation	(8,478)	(1,930)
Impairment of long-term assets	1,663	—
Deferred income taxes	(16,592)	7,137
Minority interest in joint venture (net of distributions of $15,135 in 2008 and $13,435 in 2007)	(1,098)	9,737
Changes in operating assets and liabilities:
Accounts receivable	515	29,782
Inventories	(852)	148
Income tax receivable	—	39,412
Prepaid expenses and other current assets	(802)	3,070
Film inventory	(48,220)	(185,915)
Other assets	(3,346)	(49)
Deferred revenue	(10,515)	(20,366)
Income taxes payable	59,251	10,405
Accounts payable, accrued expenses and other current liabilities	(14,954)	(1,318)

Net cash provided by operating activities	172,173	16,298

Cash flows from investing activities:
Purchases of fixed assets	(441)	(1,882)
Expenditures for product and package design	—	(490)
Sales of short-term investments	66,055	277,154
Purchases of short-term investments	(45,039)	(287,157)
Change in restricted cash	1,270	(15,476)

Net cash provided by (used in) investing activities	21,845	(27,851)

Cash flows from financing activities:
Borrowings from film facilities	75,600	208,078
Repayments of film facilities	(180,509)	—
Borrowings from line of credit	—	2,000
Repayments of line of credit	—	(19,000)
Deferred financing costs	—	(609)
Purchases of treasury stock	(9,945)	(211,954)
Exercise of stock options	8,285	10,614
Excess tax benefit from stock-based compensation	8,478	1,930

Net cash used in financing activities	(98,091)	(8,941)

Effect of exchange rates on cash	(275)	154

Net increase (decrease) in cash and cash equivalents	95,652	(20,340)
Cash and cash equivalents, at beginning of period	30,153	31,945

Cash and cash equivalents, at end of period	$125,805	$11,605

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